                         NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                          9 7/8% SENIOR NOTES DUE 2012
                                       OF
                             MEDCATH HOLDINGS CORP.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the MedCath Holdings Corp. (the "Company") offer to exchange (the "Exchange Offer") registered 9 7/8% Senior Notes due 2012 (the "New Notes") for any and all of its outstanding 9 7/8% Senior Notes due 2012 (the "Old Notes"), made pursuant to the Prospectus, dated , 2004 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), if Old Notes are not immediately available, if the Old Notes, the Letter of Transmittal or any other documents cannot be delivered to U.S. Bank National Association, as exchange agent (the "Exchange Agent"), or if the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, mail, overnight or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent on or prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                                  DELIVERY TO:
                 U.S. BANK NATIONAL ASSOCIATION, EXCHANGE AGENT
                              60 Livingston Avenue
                            St. Paul, Minnesota 55107
                         Attention: Specialized Finance

                             Facsimile Transmission:
                               (651) 495-8158 (MN)

                              Confirm By Telephone:
                               (800) 934-6802 (MN)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may only be withdrawn as provided in the Prospectus under the caption "The Exchange Offer--Withdrawal Rights."

     The undersigned understands that tenders of Old Notes will be accepted only in face amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York time, on the Expiration Date. Tenders of Old Notes also may be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus under the caption "The Exchange Offer--Withdrawal Rights."

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representative, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Principal Amount of Old Notes Tendered*           Name(s) of Record Holder(s):
                                                  ______________________________________
$_________________________________________        ______________________________________
                                                  Address(es):__________________________
Note Certificate Nos. (if available):             ______________________________________
__________________________________________        ______________________________________
__________________________________________
__________________________________________        Area Code and Telephone Number(s):
__________________________________________        ______________________________________
                                                  ______________________________________

If Old Notes will be delivered by book-entry
transfer to The Depository Trust Company,
provide account number.                           Signature(s):_________________________
                                                  ______________________________________
Account Number:___________________________
                                                 Date:__________________________________


*Must be in integral multiples of $1,000.


         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear(s) on the certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES):

Name(s):________________________________________________________________________
        ________________________________________________________________________

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________
        ________________________________________________________________________
        ________________________________________________________________________


DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


                                                   (form continued on next page)

                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

       The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with Rule 14e-4, and (c) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal or a facsimile thereof, or an Agent's Message (as defined in "The Exchange Offer--Book Entry Transfer" in the Prospectus) in lieu of the Letter of Transmittal, together with certificates representing the Old Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

       The undersigned acknowledges that it must deliver the Letter of Transmittal, or an Agent's Message in lieu of the Letter of Transmittal, and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:_________________________________________________________________
             _________________________________________________________________
                             (Authorized Signature)

               Title:_________________________________________________________
               Name:__________________________________________________________
               Date:__________________________________________________________

Address:______________________________________________________________________
        ______________________________________________________________________

Area Code and
Telephone Number:_____________________________________________________________